Exhibit 99.1

Vivid Seats Captures Robust Live Event Demand and Reports Record Q3 Marketplace GOV and Revenues

Third Quarter 2022 Marketplace GOV of $782 million and Revenues of $157 million

CHICAGO, IL – November 8, 2022 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats”, “we” or the “Company”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the third quarter ended September 30, 2022.

“Momentum in our business continued and we’ve now set quarterly records for both Marketplace GOV and Revenues for the last six consecutive quarters,” said Stan Chia, Vivid Seats CEO. "These results are a testament to our powerful technology platform and our team’s ability to capture industry strength while continuing to deliver both growth and profitability. We remain confident and enthusiastic that our strategy to invest in differentiated products and services will drive sustained increases in customer lifetime value. We are making targeted investments to foster brand awareness and loyalty with high-value customers and we are pleased to see our customer repeat rates trending higher across event categories, indicating that our efforts are working.”

Third Quarter 2022 Key Operational and Financial Metrics:

•
Marketplace GOV of $781.8 million – up 10% from $713.1 million in Q3 2021
•
Revenues of $156.8 million – up 12% from $139.5 million in Q3 2021
•
Net income of $18.7 million – up from $1.8 million net loss in Q3 2021
•
Adjusted EBITDA of $28.3 million – down 33% from $42.0 million in Q3 2021

"This quarter we lapped exceptional results from the third quarter of 2021, which included unique reopening dynamics. Third quarter 2022 live event demand remained robust, leading us to raise our 2022 Marketplace GOV and Revenues guidance," said Lawrence Fey, Vivid Seats CFO. “We maintain our 2022 Adjusted EBITDA guidance and will remain agile within the competitive environment while continuing to invest in what is working. We have a strong balance sheet with cash in excess of gross debt and a track record of meaningful cash generation. We utilized our robust cash balance to repurchase approximately $3 million of our common stock during the third quarter."

Key Performance Indicators ('000s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Marketplace GOV(1)	$781,834	$713,062	$2,338,789	$1,522,625
Total Marketplace orders(2)	2,572	2,354	7,001	4,360
Total Resale orders(3)	90	73	225	121
Adjusted EBITDA(4)	$28,284	$41,965	$79,625	$82,347

(1)
Marketplace Gross Order Value ("Marketplace GOV") represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. Marketplace GOV was negatively impacted by event cancellations in the amount of $13.8 million and $63.3 million during the three and nine months ended September 30, 2022, respectively, and $37.8 million and $74.8 million during the three and nine months ended September 30, 2021, respectively.
(2)
Total Marketplace orders represent the volume of Marketplace segment orders placed on our platform during a period, net of event cancellations that occurred during that period. During the three and nine months ended September 30, 2022, our Marketplace segment experienced 42,942 and 170,258 event cancellations, respectively, compared to 85,593 and 185,687 event cancellations during the three and nine months ended September 30, 2021, respectively.
(3)
Total Resale orders represent the volume of Resale segment orders sold by our Resale team in a period, net of event cancellations that occurred during that period. During the three and nine months ended September 30, 2022, our Resale segment experienced 1,113 and 4,383 event cancellations, respectively, compared to 2,592 and 4,505 event cancellations during the three and nine months ended September 30, 2021, respectively.

(4)
Adjusted EBITDA is not a measure defined under GAAP. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. Refer to the Adjusted EBITDA section below for a reconciliation to its most directly comparable GAAP measure.

2022 Financial Outlook

Vivid Seats now anticipates Marketplace GOV, Revenues and Adjusted EBITDA for the year ending December 31, 2022 to be:

•
Marketplace GOV in the range of $3.05 billion to $3.20 billion (increased from $2.95-$3.15 billion)
•
Revenues in the range of $580.0 million to $595.0 million (increased from $540.0-$570.0 million)
•
Adjusted EBITDA in the range of $110.0 million to $117.0 million(5) (unchanged)

Additional detail around the 2022 outlook will be available on the third quarter 2022 earnings call.

(5)
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking GAAP net income (loss), the most directly comparable GAAP measure. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward-looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts.

Webcast Details

The Company will host a webcast at 8:30 a.m. Eastern Time today to discuss the third quarter 2022 financial results, business updates and financial outlook. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Vivid Seats also owns Vivid Picks, a daily fantasy sports app. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats is recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding our future results of operations and financial position, including our expectations regarding Marketplace Gross Order Value, revenues and Adjusted EBITDA and the impact of our investments; our expectations with respect to live event industry growth; our competitive positioning; our business strategy; and the plans and objectives of management for future operations. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the continuing impact of the COVID-19 pandemic, the timing and manner of the resumption of large-scale sporting events, concerts and theater shows, our relationships with buyers, sellers and distribution partners, changes in Internet search engine algorithms or changes in marketplace rules, competition in the ticketing industry, the willingness of artists, teams and promoters to continue to support the secondary ticket market, and our ability to maintain and improve our platform and brand or develop successful new solutions and enhancements or improve existing ones, the impact of potential unfavorable legislative developments, the success of our acquisition of Betcha Sports, Inc., our launch of Vivid Picks, the effects of a recession and inflation, our ability to obtain subsequent debt refinancing, the impact of system interruption and the lack of integration and redundancy in our systems and infrastructure, the impact of cyber security risks, data loss or other breaches of our network security, our being a controlled company, and other risks and uncertainties described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Kate Copouls

Kate.Copouls@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data) (Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$273,889	$489,530
Restricted cash	511	280
Accounts receivable – net	40,494	36,124
Inventory – net	14,123	11,773
Prepaid expenses and other current assets	35,028	72,504
Total current assets	364,045	610,211
Property and equipment – net	8,843	1,082
Right-of-use assets – net	8,249	—
Intangible assets – net	81,600	78,511
Goodwill	715,258	718,204
Other non-current assets	2,526	787
Total assets	$1,180,521	$1,408,795
Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$165,355	$191,201
Accrued expenses and other current liabilities	203,557	281,156
Deferred revenue	33,631	25,139
Current maturities of long-term debt	2,750	—
Total current liabilities	405,293	497,496
Long-term debt – net	265,405	460,132
Long-term lease liabilities	13,741	—
Other liabilities	16,133	25,834
Total long-term liabilities	295,279	485,966
Commitments and contingencies
Redeemable noncontrolling interests	905,412	1,286,016

Shareholders' deficit
Class A common stock, $0.0001 par value; 500,000,000 shares authorized at September 30, 2022 and December 31, 2021; 82,041,142 and 79,091,871 issued and outstanding at September 30, 2022 and December 31, 2021, respectively	8	8
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 118,200,000 issued and outstanding at September 30, 2022 and December 31, 2021	12	12
Additional paid-in capital	601,784	182,091
Treasury stock, at cost, 397,551 shares at September 30, 2022; no shares at December 31, 2021	(3,050)	—
Accumulated deficit	(1,024,217)	(1,042,794)
Total Shareholders' deficit	(425,463)	(860,683)
Total liabilities, Redeemable noncontrolling interests, and Shareholders' deficit	$1,180,521	$1,408,795

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$156,818	$139,538	$435,284	$279,150
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	37,617	30,475	102,203	54,386
Marketing and selling	66,323	50,371	179,963	104,748
General and administrative	30,239	42,509	95,721	87,486
Depreciation and amortization	2,158	711	5,269	1,506
Change in fair value of contingent consideration	(1,220)	—	(1,220)	—
Income from operations	21,701	15,472	53,348	31,024
Other (income) expense:
Interest expense – net	2,901	17,319	9,542	50,477
Loss on extinguishment of debt	—	—	4,285	—
Other income	(65)	—	(6,618)	—
Income (loss) before income taxes	18,865	(1,847)	46,139	(19,453)
Income tax expense	118	—	194
Net income (loss)	18,747	(1,847)	45,945	(19,453)
Net loss attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	—	(1,847)	—	(19,453)
Net income attributable to redeemable noncontrolling interests	11,084	—	27,368	—
Net income attributable to Class A Common Stockholders	$7,663	$—	$18,577	$—

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$45,945	$(19,453)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,269	1,506
Amortization of deferred financing costs and interest rate cap	819	4,120
Equity-based compensation expense	13,982	3,471
Loss on extinguishment of debt	4,285	—
Change in fair value of warrants	(6,618)	—
Interest expense paid-in-kind	—	25,117
Amortization of leases	1,591	—
Loss on asset disposals	63	—
Change in fair value of contingent consideration	(1,220)	—
Change in assets and liabilities:
Accounts receivable	(4,292)	(18,784)
Inventory	(2,350)	(9,660)
Prepaid expenses and other current assets	37,778	(16,694)
Accounts payable	(26,737)	143,481
Accrued expenses and other current liabilities	(73,938)	87,339
Deferred revenue	8,492	14,567
Other assets and liabilities	(1,680)	252
Net cash provided by operating activities	1,389	215,262
Cash flows from investing activities
Purchases of property and equipment	(2,727)	(689)
Purchases of personal seat licenses	(165)	(76)
Investments in developed technology	(8,988)	(6,558)
Cash adjustment in acquisition	(8)	—
Net cash used in investing activities	(11,888)	(7,323)
Cash flows from financing activities
Payments of June 2017 First Lien Loan	(465,712)	(4,809)
Proceeds from February 2022 First Lien Loan	275,000	—
Payments of deferred financing costs and other debt-related costs	(4,856)	—
Payments of February 2022 First Lien Loan	(1,375)	—
Distributions to non-controlling interests	(4,918)	—
Repurchase of Common Stock as Treasury Stock	(3,050)	—
Net cash used in financing activities	(204,911)	(4,809)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(215,410)	203,130
Cash, cash equivalents, and restricted cash – beginning of period	489,810	285,337
Cash, cash equivalents, and restricted cash – end of period	$274,400	$488,467

Use of Non-GAAP Financial Measures

We present Adjusted EBITDA, which is not a measure defined under U.S. Generally Accepted Accounting Principles (“GAAP”), because it is a measure frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results, because it excludes the impact of items that are outside the control of management or not reflective of ongoing performance related directly to the operation of our business segments.

Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance and highlighting trends in our operating results.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further limitations of Adjusted EBITDA are that it does not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring, such as interest expense, equity-based compensation, litigation, settlements and related costs and change in value of warrants. In addition, other companies may calculate Adjusted EBITDA differently than us, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from Adjusted EBITDA.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income (loss)	$18,747	$(1,847)	$45,945	$(19,453)
Income tax expense	118	—	194	—
Interest expense – net	2,901	17,319	9,542	50,477
Depreciation and amortization	2,158	711	5,269	1,506
Sales tax liability(1)	(118)	21,574	2,814	34,561
Transaction costs(2)	538	1,428	4,285	8,837
Equity-based compensation(3)	5,073	1,197	13,982	3,471
Loss on extinguishment of debt(4)	—	—	4,285	—
Litigation, settlements and related costs(5)	89	1,583	1,084	2,662
Severance related to COVID-19(6)	—	—	—	286
Change in fair value of warrants(7)	(65)	—	(6,618)	—
Change in fair value of contingent consideration(8)	(1,220)	—	(1,220)	—
Loss on asset disposals(9)	63	—	63	—
Adjusted EBITDA	$28,284	$41,965	$79,625	$82,347
(1)
We have historically incurred sales tax expense in jurisdictions where we expected to remit sales tax payments but were not yet collecting from customers. During the second half of 2021, we began collecting sales tax from customers in the required jurisdictions. The sales tax liability presented herein represents the tax liability for sales tax prior to the date we began collecting sales tax from customers reduced by abatements received, inclusive of any penalties and interest assessed by the jurisdictions. The aforementioned liability was fully paid in October 2022.
(2)
Transaction costs consist of legal; accounting; tax and other professional fees; personnel-related costs, which consist of retention bonuses; and integration costs. Transaction costs recognized in 2022 were related to the merger transaction with Horizon Acquisition Corporation (the "Merger Transaction"), the acquisition of Betcha Sports, Inc. ("Betcha" rebranded as "Vivid Picks"), refinancing of the remaining June 2017 First Lien Loan with a new February 2022 First Lien Loan and our offering to the holders of our outstanding public warrants to receive shares of Class A Common Stock in exchange for each outstanding public warrant tendered by the holder. Transaction costs recognized in 2021 were related to the Merger Transaction, to the extent they were not eligible for capitalization.
(3)
We incur equity-based compensation expenses for profits interests issued prior to the Merger Transaction and equity granted according to the 2021 Incentive Award Plan ("2021 Plan"), which we do not consider to be indicative of our core operating performance. The 2021 Plan was approved and adopted in order to facilitate the grant of equity incentive awards to our employees and directors. The 2021 Plan became effective on October 18, 2021.
(4)
Losses incurred resulted from the extinguishment of the June 2017 First Lien Loan in February 2022.

(5)
These amounts relate to external legal costs, settlement costs and insurance recoveries, which were unrelated to our core business operations.
(6)
These charges relate to severance costs resulting from significant reductions in employee headcount due to the effects of the COVID-19 pandemic.
(7)
This relates to the revaluation of Hoya Intermediate Warrants following the Merger Transaction.
(8)
This relates to the revaluation of Vivid Picks cash earnouts.
(9)
This relates to asset disposals, which are not considered indicative of our core operating performance.